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                                                                   EXHIBIT 10.25

                   LOAN MODIFICATION AND FORBEARANCE AGREEMENT

         This Loan Modification and Forbearance Agreement is entered into as of July 9, 2003, by and between EpicEdge, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated November 6, 2002, as may be amended from time to time (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of One Million Dollars ($1,000,000) and a Term Loan in the original principal amount of Four Hundred Thousand Dollars ($400,000). The Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement dated January 9, 2003, pursuant to which, among other things, the Committed Revolving Line was increased to One Million Three Hundred Thousand ($1,300,000), subject to the terms of such Loan Modification Agreement. Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral described in the Loan Agreement. Additionally, a specific amount of the Obligations is guaranteed by Edgewater Private Equity Fund III, L.P. (the "Guarantor") pursuant to the terms and conditions of that certain Unconditional Guaranty agreement (the "Guaranty"). Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. FORBEARANCE. Bank agrees to forbear from exercising its rights and remedies under the Existing Loan Documents and at law ("Default Rights") until the earlier of (a) October 7, 2003, or (b) the occurrence of a Default under this Agreement (the "Forbearance Period"), notwithstanding Borrower's existing default under the Loan Agreement as a result of Borrower's failure to comply with the Tangible Net Worth covenant set forth in Section 6.7 of the Loan Agreement, through the day of this Loan Modification and Forbearance Agreement (the foregoing being referred to as "Existing Defaults"), Hereinafter, the Existing Loan Documents, as modified by this Loan Modification and Forbearance Agreement are hereinafter collectively called the "Loan Documents".

By signing below, Borrower acknowledges that it is currently in default and as a result of the Existing Defaults, Bank is entitled to exercise its remedies as provided in the Existing Loan Documents and as provided under applicable law. The Forbearance Period shall be immediately terminated, without notice, if (a) Borrower breaches of any of the terms set forth in this Agreement, (b) any default occurs (other than the Existing Defaults) under the Existing Loan Documents, or (c) any recital, representation or warranty made herein, in any document executed and delivered in connection herewith, or in any report, certificate, financial statement or other instrument or document previously, now or hereafter furnished by or on behalf of the Borrower in connection with this Agreement or any other document executed and delivered in connection with this Agreement, shall prove to have been false, incomplete or misleading in any material respect on the date as of which it was made (collectively, a "Default"), whereupon Bank, at its option, without any notice to Borrower, may immediately cease making any Advances and may immediately exercise any Default Rights.

Bank's agreement to forbear from enforcing its Default Rights under the Existing Loan Documents until the end of the Forbearance Period (a) in no way shall be deemed an agreement by Bank to waive Borrower's compliance with all other terms of the Existing Loan Documents, as modified by this Loan Modification and Forbearance Agreement and (b) shall not limit or impair Bank's right to demand strict performance of all other terms and covenants as of any date. Nothing in this Loan Modification and Forbearance Agreement in any way shall constitute Bank's waiver of the Existing Defaults. Borrower further agrees that the exercise of any Default Rights by Bank upon termination of the Forbearance Period shall not be affected by reason of this Agreement, and the Borrower shall not assert as a defense thereto the passage of time, estoppel, laches or


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any statute of limitations to the extent that the exercise of any Default Rights was precluded by this Agreement.

4.       DESCRIPTION OF CHANGE IN TERMS.

         A.       Modification(s) to Loan Agreement.

                  1.       Notwithstanding the terms and conditions stated in
                           Section 2.4 entitled "Term Loan", any and all proceeds Borrower receives related to the HHSC retainage payment shall be applied toward prepaying the Term Loan Payments due August 5, 2003 and September 5, 2003, up to the amounts due under such Term Loan Payments. Such prepayments shall not be subject to a Prepayment Fee.

                  2. Section 2.8 entitled "Limitation of Credit Extension" is hereby deleted and replaced with the term, "Intentionally Omitted".

                  3. Section 6.7 entitled "Financial Covenants" is hereby amended to read as follows:

                           Borrower shall maintain at all times, unless otherwise noted:

                           Tangible Net Worth. A Tangible Net Worth plus Subordinated Debt, the Nour-Omid Debt and the Rose Debt of at least ($1,200,000).

                  4. The following defined term under Section 13.1 entitled "Definitions" is hereby amended to read as follows:

                           "Committed Revolving Line" is a Credit Extension of up to $1,300,000 through the Revolving Maturity Date.

         B.       Modification(s) to Guaranty.

                  1. The first paragraph in the Guaranty is hereby amended to read as follows:

                           In consideration of SILICON VALLEY BANK'S ("Bank") loan to EpicEdge, Inc., a Texas corporation ("Borrower"), under the Loan and Security Agreement with an Effective Date (as defined therein) of November 6, 2002 (the "Agreement"), Edgewater Private Equity Fund III, L.P., a Delaware limited partnership ("Guarantor") unconditionally and irrevocably guarantees payment of all amounts Borrower owes Bank and Borrower's performance of the Agreement and any other agreements between Borrower and Bank entered into in connection with the Agreement, as amended from time to time (collectively the "Agreements"), according to their terms; provided, however, that the maximum liability of Guarantor under this guaranty (this "Guaranty") shall not exceed at any one time the sum of (a) principal indebtedness equal to $1,300,000 (the "Principal Indebtedness"), plus (b) all interest accrued and unpaid on such indebtedness pursuant to the terms of the Agreement, plus (c) all of Bank's costs, expenses and reasonable attorneys' fees incurred in connection with or relating to the enforcement of this Guaranty. Attorneys' fees include, without limitation, attorneys' fees whether or not there is a lawsuit, and if there is a lawsuit, any fees and costs for trial and appeals.

                  2. The terms and conditions stated in the Guaranty notwithstanding, if Borrower files a petition for reorganization, or seeks other relief under the United States



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                            Bankruptcy Code, or any involuntary proceeding is
                            instituted with respect to Borrower under the United States Bankruptcy Code, then within 30 days of such filing, Guarantor shall either (at the Bank's option) (i) purchase the Bank's loan at par, together with all accrued and unpaid interest, collection costs and attorney's fees, or (ii) pay all amounts owing under the guaranty. The foregoing provision is intended to be supplemental to all other obligations of Guarantor pursuant to the Guaranty and Guarantor hereby ratifies and confirms the same as supplemented by the provisions hereof.

5. CONSISTENT CHANGES. The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

6. PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of Five Thousand Dollars ($5,000) (the "Loan Fee") plus all out-of-pocket expenses., including, but not limited to fees and expenses of Bank's counsel.

7. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness. The Borrower acknowledges and warrants that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Agreement and in connection with the Loan Documents, including the Loan Agreement and the Indebtedness, the Borrower hereby waives and releases any claims to the contrary.

8. WAIVER AND RELEASE OF CLAIMS. (a) Borrower and each Guarantor signing below (each of the foregoing being a "Releasing Party") hereby releases, acquits, and discharges Bank and Bank's employees, agents, representative, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages, and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connect to this Loan Modification and Forbearance Agreement and the Existing Loan Documents, including, but not limited to, claims relating to any settlement negotiation (all of the foregoing hereinafter called the "Released Matters"). Each Releasing Party acknowledges that the agreements in this section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

         (b) Each Releasing Party acknowledges that it has not relied, in executing the release set forth in this section, upon any representations, warranties, or conditions by Bank or any other entity except as are specifically set forth in this Loan Modification and Forbearance Agreement.

         (c) Nothing contained herein shall be construed at any time as an admission by Bank of any liability to Borrower or any other entity.

         (d) Each Releasing Party warrants to Bank that it has not purported to transfer, assign, or otherwise convey any right, title or interest of such Releasing Party in any Released Matter to any other entity, and that the foregoing constitutes a full and complete release of all Released Matters.

9. CONTINUING VALIDITY. Borrower (and each Guarantor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly modified pursuant to this Loan Modification and Forbearance Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan



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Modification and Forbearance Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification and Forbearance Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification and Forbearance Agreement. The terms of this Paragraph apply not only to this Loan Modification and Forbearance Agreement, but also to all subsequent loan modification agreements.

10. INTEGRATION. This Loan Modification and Forbearance Agreement, together with the Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous proposals, negotiations, agreements, and understandings relating to the subject matter. In entering into this Loan Modification and Forbearance Agreement, Borrower acknowledges that it is relying on no statement, representation, warranty, covenant, or agreement of any kind made by the Bank or any employee or agent of Bank, except for the agreements of Bank set forth herein. No modification, rescission, waiver, release, or amendment of any provision of this Loan Modification and Forbearance Agreement shall be made, except by a written agreement signed by Bank and Borrower.

11. CONDITIONS. The effectiveness of this Loan Modification and Forbearance Agreement is conditioned upon Borrower's payment of the Loan Fee.

12. GOVERNING LAW, HEADINGS. This Loan Modification and Forbearance Agreement is one of the Loan Documents defined in the Loan Agreement and shall be governed and construed in accordance with the laws of the State of Texas. The headings and captions in this Loan Modification and Forbearance Agreement are for the convenience of the parties only and are not a part of this Loan Modification and Forbearance Agreement.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK



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         This Loan Modification and Forbearance Agreement is executed as of the date first written above.

BORROWER:                                       BANK:

EPICEDGE, INC.                                  SILICON VALLEY BANK

By: /s/ ROBERT A. JENSEN                        By:
   ----------------------------                    ----------------------------
Name: Robert A. Jensen                          Name:
     --------------------------                      --------------------------
Title: COO/CFO                                  Title:
      -------------------------                       -------------------------

The undersigned hereby consents to the modifications to the Obligations pursuant to this Loan Modification Agreement, hereby ratifies all the provisions of the Guaranty, as amended herein, and confirms that all provisions of that document are in full force and effect.


GUARANTOR:
EDGEWATER PRIVATE EQUITY FUND III, L.P.
By: EDGEWATER III MANAGEMENT, L.P.,
    its General Partner

    By: Gordon Management, Inc.
        its sole General Partner

    By:                                         Date:
       ----------------------------                  --------------------------
    Name:
         --------------------------
    Title:
          -------------------------



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         This Loan Modification and Forbearance Agreement is executed as of the date first written above.


BORROWER:                                       BANK:

EPICEDGE, INC.                                  SILICON VALLEY BANK

By:                                             By: /s/ DAVID CLOWER
   ----------------------------                    ----------------------------
Name:                                           Name: David Clower
     --------------------------                      --------------------------
Title:                                          Title: Vice President
      -------------------------                       -------------------------


The undersigned hereby consents to the modifications to the Obligations pursuant to this Loan Modification Agreement, hereby ratifies all the provisions of the Guaranty, as amended herein, and confirms that all provisions of that document are in full force and effect.

GUARANTOR:
EDGEWATER PRIVATE EQUITY FUND III, L.P.
By: EDGEWATER III MANAGEMENT, L.P.,
    its General Partner

    By: Gordon Management, Inc.
        its sole General Partner

    By: /s/ MARK MCMANIGAL                      Date: July 16, 2003
       ----------------------------                  --------------------------
    Name:  Mark McManigal
         --------------------------
    Title: VP
          -------------------------



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